Exhibit 5.1

May 17, 2017

AAC Holdings, Inc.

200 Powell Place

Brentwood, TN 37027

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as Nevada counsel to AAC Holdings, Inc., a Nevada corporation (the “Corporation”), in connection with the Corporation’s Registration Statement on Form S-8 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) on the date referenced above under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of (a) an aggregate of 250,000 shares (the “ESPP Shares”) of the Corporation’s common stock, $0.001 par value per share (the “Common Stock”), issuable pursuant to the AAC Holdings, Inc. Employee Stock Purchase Plan, as amended to the date hereof by that certain First Amendment to the AAC Holdings, Inc. Employee Stock Purchase Plan (as amended, the “ESPP”); and (b) 1,800,000 shares of Common Stock (the “2014 Plan Shares,” and together with the ESPP Shares, the “Shares”), issuable pursuant to the AAC Holdings, Inc. 2014 Equity Incentive Plan, as amended to the date hereof by that certain First Amendment to the AAC Holdings, Inc. 2014 Equity Incentive Plan (as amended, the “2014 Plan,” and together with the ESPP, the “Plans”).

We have examined the following documents: (a) the Articles of Incorporation of the Corporation, as filed with the Nevada Secretary of State on February 12, 2014; (b) the Amended and Restated Bylaws of the Corporation; (c) the ESPP; (d) the 2014 Plan; and (e) the Registration Statement. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Corporation and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

The opinion expressed below is based on the assumption that the Registration Statement filed by the Corporation with the Commission will have become effective before any of the Shares are issued, and that persons acquiring the Shares will do so strictly in accordance

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AAC Holdings, Inc.

May 17, 2017

with the terms of the Plans and will receive a prospectus containing all the information required by Part I of the Registration Statement before acquiring such Shares.

On the basis of the foregoing, and subject to the qualifications, assumptions, and limitations set forth herein, we are of the opinion that (1) the ESPP Shares issuable in connection with the ESPP Plan have been duly authorized and, when issued in accordance with the terms and conditions of the ESPP Plan, will be validly issued, fully paid and nonassessable; and (2) the 2014 Plan Shares issuable in connection with the 2014 Plan have been duly authorized and, when issued in accordance with the terms and conditions of the 2014 Plan, will be validly issued, fully paid and nonassessable.

This opinion is limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP